Exhibit 99.1

Butterfly Network Reports Third Quarter 2023 Financial Results

Delivers on Multiple Growth Initiatives

●	Announced 5-Year Co-Development Agreement with Forest Neurotech for Next-generation Brain Computer Interfaces
●	Launched Butterfly Garden, an Artificial Intelligence Marketplace with New Applications for Butterfly Users
●	Introduced Two Ultrasound Education Offerings at ACEP23 to Boost Awareness and Adoption
●	Completed Previously Announced Costs Reductions While Investing in Growth
●	Submitted iQ3 for FDA approval

Burlington, MA, and New York, NY, November 2, 2023 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with handheld, whole-body ultrasound and intuitive software, today announced financial results for the quarter ended September 30, 2023, and provided a business update.

Joe DeVivo, Butterfly’s Chairman and CEO said, “Butterfly had a productive third quarter as we executed on our strategic plan and near-term initiatives while reducing losses and investing in growth. The completion of our reorganization and the investments we have made in our Company will enable us to accelerate our return to growth while further fortifying our position as the leading point-of-care ultrasound company.”

DeVivo continued, “Since the end of the second quarter, we have made a number of exciting announcements on partnerships and growth initiatives. Our recently announced partnership with Forest Neurotech validates our Butterfly Garden and provides an example of the potential of Butterfly’s disruptive technology through new applications and adjacent markets. That announcement built on top of the August launch of our Butterfly Garden, an ecosystem that will help to drive ultrasound AI to everyone by creating an easy pathway for third parties to develop new AI tools with our platform. And finally, we made substantial progress on our education priority by announcing the Butterfly Certified program and ScanLab to help accelerate adoption and give a clear roadmap of success to our customers.

“We are excited by these and other soon-to-come announcements and partnerships that will continue to demonstrate our ability to use our powerful products and advanced software to improve results and expand the use cases for our technology.”

Recent Operational Highlights

●	Forest Neurotech Agreement: On October 24, 2023, Butterfly announced that it had entered into a five-year co-development agreement with Forest Neurotech. The agreement includes up to $20 million to be paid to Butterfly for annual licensing, chip purchases, services, and milestone payments. Additional revenue is anticipated for every unit sold upon commercialization.

●	Ultrasound Education Offerings: On October 9, 2023, the Company announced the addition of two new ultrasound education offerings that will complete its full suite of education products.

o	Butterfly Certified™, a complete set of virtual and in-person POCUS courses designed to meet local training or privileging requirements, delivered in partnership with the Global Ultrasound Institute.
o	ScanLab™, an AI-powered educational application for ultrasound scanning practice.

●	Butterfly Garden Launch: On August 2, 2023, Butterfly announced the launch of Butterfly Garden, an AI marketplace where new applications will be hosted for Butterfly users to discover and purchase the latest AI capabilities from developers building custom applications.

●	Completed Reorganization: Completed a cost reduction and reorganization that will allow the Company to further extend its cash and reinvest in its direct sales team while allowing Butterfly to conservatively extend its cash to 2026.

Three Months Ended September 30, 2023 Financial Results

Revenue: Total revenue was $15.4 million, down from $19.6 million in the third quarter of 2022. U.S. revenue was $10.4 million, down 15% from prior year, driven by lower probe sales largely as a result of a large deployment to the University of Rochester Medical Center in the prior year, which was partially offset by higher subscription revenue and higher average selling prices. International sales declined 36% year-over-year to $3.8 million due to the one-time Gates Foundation agreement as well as several initial orders from distributors as we entered new markets that occurred in the prior year.

●	Product revenue was $8.8 million, a decrease of 34% versus the prior year period, driven by the two large deployments in the prior year and lower volume spread across all sales channels.
●	Software and other services revenue was $6.7 million, an increase of 3% over the prior year period. Enterprise software grew by 50% versus the prior year while individual licenses were flat and service revenue was down. Software and services mix was 43% of revenue and increased by approximately 10.3% versus prior year due to a higher installed base of product with the accompanying subscription software, renewals on the existing base of software users, and software implementations completed during the quarter.

Gross profit: Gross profit was $9.4 million versus $11.0 million in the prior year period. Total gross margin increased to 60.8% from 56.0% in the prior year period. This increase was primarily due to a higher average selling price, in addition to product mix, reflecting a higher proportion of subscription revenues. Also contributing to the increased margin was higher manufacturing productivity and other efficiencies. Offsetting these benefits was higher amortization which reduced margin by approximately 280 basis points.

Operating expenses: Operating expenses were $41.9 million, down 26.4% from $57.0 million in the prior year period, due to previously announced reductions in force, as well as non-payroll spend rationalization across all areas.

●	Total operating expenses excluding stock-based compensation and Other expense were $25.9 million, compared to $44.7 million in the third quarter of 2022, representing a decrease of 42.1%.

Net loss: Net loss was $27.4 million, compared to $54.7 million in the prior year period.

Adjusted EBITDA: Adjusted EBITDA loss was $12.5 million, compared to $31.8 million in the prior year period.

Cash, cash equivalents, and restricted cash: Cash, cash equivalents, and restricted cash were $154.3 million as of September 30, 2023.

Guidance

The following guidance is based on current market conditions, the Company’s existing run-rate, resources and product offerings assuming no large one-time deals occur for the remainder of the year.

For the Fiscal Year 2023:

●	Reiterating revenue of at least $64 million.
●	Improved Adjusted EBITDA loss to $75 - 70 million, a $5 million improvement.

A reconciliation of net loss to adjusted EBITDA for the three and nine months ended September 30, 2023, and 2022 is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call

A conference call to review the third quarter 2023 financial results and provide a business update is scheduled for November 2, 2023, at 4:30 pm Eastern Time. Interested parties may access the conference call by dialing +1 (833) 470-1428 (U.S.) or a global dial-in number and referencing Access Code: 606901. Additionally, a link to a live webcast of the call will be available in the Investors section of Butterfly's website.

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011 and listed on the New York Stock Exchange through a business combination with Longview Acquisition Corp., Butterfly created the world's first handheld, single probe, whole-body ultrasound system using semiconductor technology, the Butterfly iQ+. Butterfly's mission is to democratize medical imaging and contribute to the aspiration of global health equity, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ+ can be purchased online today by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

Butterfly iQ+ is a prescription device intended for trained healthcare professionals only.

Non-GAAP Financial Measures

In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), the Company provides additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is adjusted EBITDA. The Company presents non-GAAP financial measures in order to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA is a key performance measure that the Company’s management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that adjusted EBITDA enhances an investor’s understanding of the Company’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. In this press release, the Company has provided a reconciliation of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. A reconciliation of adjusted EBITDA to corresponding GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, variances in its supply chain, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for its products and services.

Forward-looking statements are based on the Company’s current beliefs and assumptions and on information currently available to the Company. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the Company’s ability to grow and manage growth effectively; the success, cost, and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license, or acquire additional technology; the Company’s ability to maintain its existing license, manufacturing, supply, and distribution agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services, and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements, and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s most recent Annual Report on Form 10-K, as amended, or in subsequent filings that it makes with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:

Investors
Heather Getz

Chief Financial & Operations Officer
hgetz@butterflynetinc.com

Neal Nagarajan

Sloane & Company

(301) 273-5662

nnagarajan@sloanepr.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue:
Product	$8,753	$13,164	$29,874	$37,607
Software and other services	6,668	6,454	19,510	16,800
Total revenue	15,421	19,618	49,384	54,407
Cost of revenue:
Product	3,929	6,534	13,765	19,481
Software and other services	2,110	2,095	6,226	5,022
Total cost of revenue	6,039	8,629	19,991	24,503
Gross profit	9,382	10,989	29,393	29,904
Operating expenses:
Research and development	12,130	22,040	44,409	68,883
Sales and marketing	9,012	15,481	28,776	47,121
General and administrative	11,560	16,603	37,239	54,080
Other	9,243	2,897	17,848	3,838
Total operating expenses	41,945	57,021	128,272	173,922
Loss from operations	(32,563)	(46,032)	(98,879)	(144,018)
Interest income	1,903	1,304	5,714	1,574
Interest expense	—	(2)	—	(2)
Change in fair value of warrant liabilities	3,511	(9,087)	3,924	8,881
Other income (expense), net	(217)	(898)	(256)	(1,387)
Loss before provision for income taxes	(27,366)	(54,715)	(89,497)	(134,952)
Provision for income taxes	2	27	82	68
Net loss and comprehensive loss	$(27,368)	$(54,742)	$(89,579)	$(135,020)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.13)	$(0.27)	$(0.44)	$(0.68)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	206,740,234	200,172,683	204,749,108	199,528,394

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$150,006	$162,561
Marketable securities	—	75,250
Accounts receivable, net	13,646	14,685
Inventories	94,016	59,970
Current portion of vendor advances	2,728	35,182
Prepaid expenses and other current assets	8,189	9,489
Total current assets	268,585	357,137
Property and equipment, net	26,362	31,331
Non-current portion of vendor advances	16,808	—
Operating lease assets	16,016	21,567
Other non-current assets	6,451	7,535
Total assets	$334,222	$417,570
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,097	$7,211
Deferred revenue, current	15,117	15,856
Accrued purchase commitments, current	212	2,146
Accrued expenses and other current liabilities	21,933	26,116
Total current liabilities	45,359	51,329
Deferred revenue, non-current	5,273	4,957
Warrant liabilities	1,446	5,370
Operating lease liabilities	23,409	29,966
Other non-current liabilities	1,316	588
Total liabilities	76,803	92,210
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at September 30, 2023 and December 31, 2022; 180,633,155 and 174,459,956 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	18	17
Class B common stock $.0001 par value; 27,000,000 shares authorized at September 30, 2023 and December 31, 2022; 26,426,937 shares issued and outstanding at September 30, 2023 and December 31, 2022	3	3
Additional paid-in capital	942,915	921,278
Accumulated deficit	(685,517)	(595,938)
Total stockholders’ equity	257,419	325,360
Total liabilities and stockholders’ equity	$334,222	$417,570

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(89,579)	$(135,020)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	8,332	4,066
Stock-based compensation expense	20,924	27,428
Change in fair value of warrant liabilities	(3,924)	(8,881)
Gain on lease termination	(214)	—
Other	(478)	750
Changes in operating assets and liabilities:
Accounts receivable	711	(39)
Inventories	(34,046)	(21,421)
Prepaid expenses and other assets	2,354	(498)
Vendor advances	15,646	9,555
Accounts payable	1,092	(3,121)
Deferred revenue	(423)	971
Accrued purchase commitments	(1,934)	(15,578)
Change in operating lease assets and liabilities	(671)	1,772
Accrued expenses and other liabilities	(3,509)	(240)
Net cash used in operating activities	(85,719)	(140,256)

Cash flows from investing activities:
Purchases of marketable securities	(297)	(75,118)
Sales of marketable securities	76,484	—
Purchases of property and equipment, including capitalized software	(3,271)	(16,180)
Sales of property and equipment	10	—
Net cash provided by (used in) investing activities	72,926	(91,298)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	228	2,844
Other financing activities	—	(100)
Net cash provided by financing activities	228	2,744
Net decrease in cash, cash equivalents, and restricted cash	(12,565)	(228,810)
Cash, cash equivalents, and restricted cash, beginning of period	166,828	426,841
Cash, cash equivalents, and restricted cash, end of period	$154,263	$198,031

BUTTERFLY NETWORK, INC.

GROSS PROFIT AND GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue	$15,421	$19,618	$49,384	$54,407
Cost of revenue	6,039	8,629	19,991	24,503
Gross profit	$9,382	$10,989	$29,393	$29,904

Gross margin	60.8%	56.0%	59.5%	55.0%

Depreciation and amortization	$1,448	$1,019	$4,127	$2,122
% of revenue	9.4%	5.2%	8.4%	3.9%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

		Three months ended September 30,		Nine months ended September 30,
	Included on the condensed consolidated statements of operations and comprehensive loss as:	2023	2022	2023	2022
Net loss	Net loss	$(27,368)	$(54,742)	$(89,579)	$(135,020)
Interest income	Interest income	(1,903)	(1,304)	(5,714)	(1,574)
Interest expense	Interest expense	—	2	—	2
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	(3,511)	9,087	(3,924)	(8,881)
Other expense (income), net	Other income (expense), net	217	898	256	1,387
Provision for income taxes	Provision for income taxes	2	27	82	68
Stock-based compensation	R&D, S&M, and G&A	6,815	9,413	20,924	27,428
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	4,027	1,875	8,332	4,066
Other	Other	9,243	2,897	17,848	3,838
Adjusted EBITDA		$(12,478)	$(31,847)	$(51,775)	$(108,686)